SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                        44-0663509
------------------------------------                 ---------------------------
(State or Other Jurisdiction of                            (IRS Employer
Incorporation or Organization)                           Identification No.)

                114 WEST 11TH STREET, KANSAS CITY, MISSOURI 64105
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


           THIRTEENTH OFFERING UNDER THE EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                              Jay M. Nadlman, Esq.
                      Kansas City Southern Industries, Inc.
                114 West 11th Street, Kansas City, Missouri 64105
                                 (816) 983-1384
--------------------------------------------------------------------------------
    (Name, Address and Telephone, Including Area Code, of Agent For Service)

                                   Copies to:
                              John F. Marvin, Esq.
                               Diane M. Bono, Esq.
                          Sonnenschein Nath & Rosenthal
                          4520 Main Street, Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2400

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of Each                       Proposed       Proposed
     Class of                         Maximum         Maximum
    Securities         Amount         Offering       Aggregate       Amount of
      To be             To be          Price         Offering      Registration
    Registered      Registered(1)     Per Unit         Price          Fee(2)
------------------ ---------------- -------------- -------------- --------------
   Common Stock       3,000,000        $10.68       $32,040,000       $8,010
($0.01 par value)
------------------ ---------------- -------------- -------------- --------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The amount of the registration fee is estimated in accordance with Rules 457(c) and 457(h)(1). For the purpose of calculating the amount of the registration fee, it was assumed that the 3,000,000 shares available for this offering would be purchased at $10.68 (85% of the average of the high and low prices of the Registrant's common stock on November 7, 2001 as reported by the New York Stock Exchange).

                           INCORPORATION BY REFERENCE


     The contents of the Registrant's registration statement on Form S-8 (File No. 33-54168) are hereby incorporated by reference into this registration statement.

ITEM 8.           EXHIBITS

     The exhibits are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on November 8, 2001.

                              KANSAS CITY SOUTHERN INDUSTRIES, INC.


                              By:      /S/ M.R. HAVERTY
                                 -----------------------------------------------
                                       Michael R. Haverty
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on November 8, 2001 by the following persons in the capacities indicated.

SIGNATURE                              TITLE

                                       Chairman of the Board of Directors;
/S/ M.R. HAVERTY                       President and Chief Executive Officer
------------------------------------
Michael R. Haverty

                                       Senior Vice President and Chief Financial
/S/ ROBERT H. BERRY                    Officer
------------------------------------
Robert H. Berry


/S/ LOUIS VAN HORN                      Vice President and Comptroller
------------------------------------
Louis G. Van Horn


/S/ A. EDWARD ALLINSON                  Director
------------------------------------
A. Edward Allinson


/S/ MICHAEL G. FITT                     Director
------------------------------------
Michael G. Fitt


/S/ JAMES R. JONES                      Director
------------------------------------
James R. Jones


/S/ LANDON ROWLAND                      Director
------------------------------------
Landon H. Rowland


/S/ RODNEY E. SLATER                    Director
------------------------------------
Rodney E. Slater


/S/ BYRON G. THOMPSON                   Director
------------------------------------
Byron G. Thompson


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on November 8, 2001.

                           EMPLOYEE STOCK PURCHASE PLAN


                           By:      /S/ JAMES R. JONES
                              --------------------------------------------------
                                 Name:  James R. Jones
                                 Title:    Director, Chairman of the Committee
                                          administering the Plan

                                INDEX TO EXHIBITS


EXHIBIT
   NO.                 DOCUMENT

 4.1 Articles Fourth, Eighth, Eleventh, Twelfth, Thirteenth, Fourteenth and Fifteenth of the Registrant's Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 filed on January 25, 2001 (File No. 333-54262), are hereby incorporated by reference as Exhibit 4.1

 4.2 Article I, Sections 1, 3 and 11 of Article II, Article V and Article VIII of the Registrant's Bylaws, filed as Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended March 31, 2001 (File No. 1-4717), are hereby incorporated by reference as Exhibit 4.2

 4.3 Rights Agreement by and between the Registrant and Harris Trust and Savings Bank dated as of September 19, 1995, filed as Exhibit 99 to the Registrant's Form 8-A dated October 24, 1995 (File No. 333-54262), is hereby incorporated by reference as Exhibit 4.3

 5.1      Opinion of Sonnenschein Nath & Rosenthal

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of PricewaterhouseCoopers, S.C.

23.3      Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

99        Employee Stock Purchase Plan, as amended and restated on September 26,
          2001